SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549


                                     FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) June 27, 2001


                                   MEDICORE, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Florida                        0-6906                59-0941551
----------------------------         ------------          -------------------
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)               File number)         Identification No.)


2337 West 76th Street, Hialeah, Florida                           33016
----------------------------------------                        ----------
(Address of principal executive offices)                        (Zip Code)


      Registrant's telephone number, including area code  (305) 558-4000

Item 5. Other Events

     We completed the sale of control of our public subsidiary, Techdyne, Inc., to Simclar International Limited on June 27, 2001, the date of our shareholders' annual meeting and approval of the sale of control. The sale of our 4,674,620 shares (71.3%) of Techdyne to Simclar was effected under an Agreement for the Sale and Purchase of Shares among Techdyne, Simclar International and our company dated April 6, 2001. We received $10,000,000 from Simclar International at the closing. Under the Agreement, additional consideration payable to us from Simclar International includes earn-out payments of 3% of Techdyne's net sales for the next three years (2001 to 2003), with a minimum aggregate earn-out of $2,500,000 and a maximum aggregate earn-out of $5,000,000. On the closing date, Simclar International transferred its rights to its parent, Simclar International Holdings Limited.

     Our proxy statement dated June 1, 2001 for our annual meeting held on June 27, 2001, and filed with the SEC and forwarded to our shareholders to consider the approval of the Agreement and sale of Techdyne, as well as an amendment to Article VII of our Restated Articles of Incorporation to increase our board, and to elect three directors to our class 1 members of the board, extensively described the sale of control of Techdyne, including, among other matters, the background and reasons for the sale, a description of the Agreement, interests of certain persons in the sale, accounting treatment and pro forma financial statements and federal income tax consequences of the sale.

     We had an approximately 94% shareholder turnout and vote at the June 27, 2001 annual meeting, with all proposals approved.

     As to our sale of control of Techdyne to Simclar, the shareholder approval was 65%. The vote was as follows:

                 FOR:     3,715,583     (65%)
             AGAINST:        52,579      (*)
             ABSTAIN:        11,484      (*)
     BROKER NO-VOTES:     1,601,319     (28%)
                          ---------
                          5,380,965

     The other matters decided favorably by shareholders included the approval to amend Article VII of our Restated Articles of Incorporation to increase our board by three new positions, one each for class 1, 2 and 3 directors. The vote received on this proposal was:

                 FOR:     5,313,945     (93%)
             AGAINST:        49,197      (*)
             ABSTAIN:        17,823      (*)
                          ---------
                          5,380,965

     The last matter for shareholder consideration was the election of three directors to the class 1 directors. The shareholders elected the following three directors:




_______________

(*)  less than 1%

                      Thomas K. Langbein   Seymour Friend   Charles B. Waddell
                 FOR:     5,277,103           5,274,824          5,289,687
  WITHHOLD AUTHORITY:       103,862             106,141             91,278
                          ---------           ---------          ---------
                          5,380,965           5,380,965          5,380,965


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          (20) Other Documents or Statements to Security Holders

               (i)  Press Release dated June 27, 2001.
               (ii) Techdyne, Inc. Press Release dated July 5, 2001.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDICORE, INC.

                                          /s/ Thomas K. Langbein

                                       By---------------------------------
                                          THOMAS K. LANGBEIN, Chairman of
                                          the Board, CEO and President

Dated:  July 11, 2001

                                   EXHIBIT INDEX


     (20) Other Documents or Statements to Security Holders

          (i)  Press Release dated June 27, 2001.

          (ii) Techdyne, Inc. Press Release dated July 5, 2001